As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-56384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MTS Medication Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-2740462
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2003 Gandy Boulevard North, Suite 800 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

MTS MEDICATION TECHNOLOGIES, INC. STOCK INCENTIVE PLAN

(Full title of the plan)

Todd E. Siegel

MTS Medication Technologies, Inc.

2003 Gandy Boulevard North, Suite 800

St. Petersburg, Florida 33702

(Name and address of agent for service)

(727) 576-6311

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Robert J. Grammig, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On November 5, 2007, MTS Medication Technologies, Inc. (“MTS”) filed with the Securities and Exchange Commission Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-56384) (as amended, the “Registration Statement”), to increase the number of shares of MTS common stock registered for issuance under the MTS Medication Technologies, Inc. Stock Incentive Plan (the “Plan”) from 1,500,000 to 2,100,000 shares and to evidence the change in the name of the Plan, which was previously named the Medical Technology Systems, Inc. 1997 Stock Option Plan. MTS is filing this Post-Effective Amendment No. 2 to the Registration Statement, in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K, to deregister any and all shares previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on December 22, 2009.

MTS Medication Technologies, Inc. Registrant

By:	/s/ TODD E. SIEGEL
Todd E. Siegel
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ TODD E. SIEGEL Todd E. Siegel	Chief Executive Officer, President and Director (principal executive officer)	December 22, 2009

By:	/s/ MICHAEL P. CONROY Michael P. Conroy	Chief Financial Officer, Vice President and Corporate Secretary (principal financial officer and principal accounting officer)	December 22, 2009

By:	/s/ MATTHEW C. HICKS Matthew C. Hicks	Director	December 22, 2009

By:	/s/ DAVID L. KESSENICH David L. Kessenich	Director	December 22, 2009

By:	/s/ ROBERT A. MARTIN Robert A. Martin	Director	December 22, 2009